UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2017

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

MGM Resorts International (the “Company”) has been notified of an unsolicited “mini-tender” offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 3 million shares of the Company’s common stock, representing approximately 0.52 percent of the Company’s shares of common stock outstanding. TRC Capital’s offer price of $29.50 per share in cash is approximately 4.25 percent below the closing price per share of the Company’s common stock on October 6, 2017, the last trading day before the commencement of TRC Capital’s mini-tender offer.

On October 12, 2017, the Company issued the press release attached to this Current Report as Exhibit 99.1, informing its stockholders that the Company does not endorse TRC Capital’s unsolicited mini-tender offer and recommending that stockholders not tender their shares to TRC Capital. Stockholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with TRC Capital’s offering document. TRC Capital’s offer is currently scheduled to expire at 12:01 a.m., New York City time, on Tuesday, November 7, 2017. The Company is not affiliated or associated in any way with TRC Capital, its mini-tender offer or the offer documentation.

Additional information concerning mini-tenders is included in the attached press release.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated October 12, 2017.

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated October 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2017

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name:	Andrew Hagopian III
Title:	Chief Corporate Counsel & Assistant Secretary